UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 14, 2013

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Legacy Reserves LP’s 2013 annual meeting of unitholders (the “Annual Meeting”) was held Tuesday, May 14, 2013.  At the Annual Meeting, two items were submitted to unitholders for vote:  the election of seven nominees to serve on the board of directors of Legacy Reserves GP, LLC, our general partner (the “Board”), during 2013 and until our next annual meeting, and the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Legacy Reserves LP for the fiscal year ending December 31, 2013.  There were no solicitations in opposition to the Board’s solicitations.  Out of a total of 57,422,319 units outstanding and entitled to vote, 50,904,300 units (88.65%) were present at the meeting in person or by proxy.

Election of Directors

There were seven nominees for election to serve as directors of our general partner. Each of the nominees for election to the Board was a director of our general partner at the time of the Annual Meeting. The final results of the voting with respect to each nominee to the board were as follows:

Nominee	For	Withheld	Broker Non-Votes
Cary D. Brown	27,719,885	238,957	22,945,458
Kyle A. McGraw	27,734,770	224,072	22,945,458
Dale A. Brown	27,451,999	506,843	22,945,458
G. Larry Lawrence	27,772,628	186,214	22,945,458
William D. Sullivan	27,773,926	184,916	22,945,458
William R. Granberry	27,487,622	471,220	22,945,458
Kyle D. Vann	27,765,775	193,067	22,945,458

There were no votes against.

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2013

The final results of the voting with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 were as follows:

For	Against	Abstain	Broker Non-Votes
50,545,749	199,197	159,354	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: May 15, 2013	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary